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                                                                    Exhibit 99.1


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For immediate release                                  Eric R. Graef
February 25, 2004                                      Preformed Line Products
                                                       (440) 473-9249


           PREFORMED LINE PRODUCTS ANNOUNCES FINANCIAL RESULTS FOR THE 2003 FOURTH QUARTER AND FULL YEAR AND A REGULAR QUARTERLY DIVIDEND

Cleveland, Ohio, February 25, 2004 - PREFORMED LINE PRODUCTS COMPANY (NASDAQ:
PLPC) today reported improved financial results for the fourth quarter and the full year ended December 31, 2003.

Net income was $2,976,000 or $.52 per share in the fourth quarter of 2003 compared to a net loss of $2,079,000 or $.36 per share in the prior year. Sales for the fourth quarter 2003 were $38,679,000, a decrease of 2% from last year's $39,393,000. Included in the 2003 fourth quarter was a gain of $2,209,000 or $.38 per share on the sale of the Company's interest in a Japanese joint venture. In the third quarter of 2003 the Company recorded tax expense of $1,327,000 ($.23 per share) which represented tax on the Company's portion of undistributed earnings of this joint venture. The loss for the fourth quarter of 2002 included a $1.6 million or $.19 per share charge for goodwill impairment as well as $.5 million or $.08 per share for a non-recurring charge related to the abandonment of an operation. Excluding these non-recurring gains and charges, the fourth quarter results would have been a net income of $.14 per share in 2003 and a net loss of $.09 per share in 2002.

Net sales for 2003 were $153,333,000, a decrease of 10% from the prior year's $169,842,000. Net income was $4,383,000 or $.76 per share in 2003 compared to a net loss of $1,140,000 or $.20 per share in 2002. In addition to the charges mentioned previously, the year-to-date results for 2002 included a $.8 million or $.14 per share non-recurring charge and a $4.7 million or $.57 per share charge for abandoning an operation headquartered in Scotland. Excluding all of these charges, earnings per share would have been $.78 for 2002.

Rob Ruhlman, President and Chief Executive Officer, stated, "For the past two years our sales have been depressed as a result of difficult times in our served markets. We have taken advantage of this slow period to improve the efficiency of our operations, reduce costs and maintain close, supportive relationships with our customers. The positive impact of these efforts began to surface in fourth quarter sales. When we exclude the same period sales of our Scottish operation in 2002, sales actually improved 8% in the fourth quarter of 2003. Similarly, sales for the entire year would have decreased less than 1%. Worldwide sales, outside of North and Latin America remained strong throughout the year. We have further strengthened our overall financial position and continue to look for attractive acquisition candidates with which to leverage our financial strength."


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PAGE 2 / PLP ANNOUNCES FOURTH QUARTER RESULTS & DIVIDEND



On Wednesday, February 18, 2004, the Board of Directors declared a regular quarterly dividend in the amount of $.20 per share on the Company's common shares, payable April 20, 2004 to shareholders of record April 1, 2004.

Founded in 1947, Preformed Line Products is an international designer and manufacturer of products and systems employed in the construction and maintenance of overhead and underground networks for energy, communications and broadband network companies.

Preformed's world headquarters is in Cleveland, Ohio, and the Company operates three domestic manufacturing centers, located in Rogers, Arkansas, Albemarle, North Carolina, and Asheville, North Carolina. The Company serves its worldwide market through international operations in Australia, Brazil, Canada, China, England, Japan, Mexico, New Zealand, South Africa and Spain.

This news release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the Company, including those statements regarding the Company's and management's beliefs and expectations concerning the Company's future performance or anticipated financial results, among others. Except for historical information, the matters discussed in this release are forward-looking statements that involve risks and uncertainties that may cause results to differ materially from those set forth in those statements. Among other things, factors that could cause actual results to differ materially from those expressed in such forward-looking statements include the strength of the economy and demand for the Company's products, increases in raw material prices, the Company's ability to identify, complete and integrate acquisitions for profitable growth, and other factors described under the heading "Forward-Looking Statements" in the Company's Form 10-K filed with the SEC on March 26, 2003. The Form 10-K and the Company's other filings with the SEC can be found on the SEC's website at http://www.sec.gov. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.


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                         PREFORMED LINE PRODUCTS COMPANY
                        STATEMENTS OF CONSOLIDATED INCOME
        FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2003 AND 2002

Thousands of dollars, except per share data             Three months ended December 31,     Twelve months ended December 31,
                                                        -------------------------------     --------------------------------
                                                            2003              2002              2003              2002
                                                          ---------         ---------         ---------         ---------
Net sales                                                 $  38,679         $  39,393         $ 153,333         $ 169,842
Cost of products sold                                        27,265            28,753           107,366           119,173
                                                          ---------         ---------         ---------         ---------
      GROSS PROFIT                                           11,414            10,640            45,967            50,669

Costs and expenses
    Selling                                                   4,406             4,424            17,092            21,870
    General and administrative                                4,997             5,344            19,603            22,346
    Research and engineering                                  1,267             1,100             5,210             5,604
    Other operating expenses (income)                           190               905               (50)            1,020
    Asset Impairment                                           --               1,621              --               1,621
                                                          ---------         ---------         ---------         ---------
                                                             10,860            13,394            41,855            52,461

Royalty income - net                                            379               189             1,372             1,366
                                                          ---------         ---------         ---------         ---------

      OPERATING INCOME (LOSS)                                   933            (2,565)            5,484              (426)

Other income (expense)
    Equity in net income of foreign joint ventures            3,553               122             3,710               447
    Interest income                                             143                94               421               287
    Interest expense                                           (158)             (150)             (490)             (687)
    Other expense                                               (40)              (50)             (161)             (200)
                                                          ---------         ---------         ---------         ---------
                                                              3,498                16             3,480              (153)
                                                          ---------         ---------         ---------         ---------

      INCOME (LOSS) BEFORE INCOME TAXES                       4,431            (2,549)            8,964              (579)

Income taxes (benefit)                                        1,455              (470)            4,581               561
                                                          ---------         ---------         ---------         ---------

      NET INCOME (LOSS)                                   $   2,976         $  (2,079)        $   4,383         $  (1,140)
                                                          =========         =========         =========         =========

Net income (loss) per share - basic and diluted           $    0.52         $   (0.36)        $    0.76         $   (0.20)
                                                          =========         =========         =========         =========

Cash dividends declared per share                         $    0.20         $    0.20         $    0.80         $    0.80
                                                          =========         =========         =========         =========

Average number of shares outstanding - basic                  5,794             5,773             5,783             5,766
                                                          =========         =========         =========         =========

Average number of shares outstanding - diluted                5,840             5,773             5,801             5,766
                                                          =========         =========         =========         =========


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                         PREFORMED LINE PRODUCTS COMPANY
                           CONSOLIDATED BALANCE SHEETS
                  AS OF DECEMBER 31, 2003 AND DECEMBER 31, 2002

                                                                                          December 31
                                                                                     2003                2002
                                                                                  ---------           ---------
                                                                                    (Thousands of dollars,
                                                                                       except share data)
ASSETS
Cash and cash equivalents                                                         $  28,209           $  11,629
Accounts receivable, less allowance of $2,463 ($3,770 in 2002)                       24,225              24,763
Inventories-net                                                                      31,113              33,750
Deferred income taxes - short-term                                                    3,740               5,276
Prepaids and other                                                                    2,344               3,104
                                                                                  ---------           ---------
              TOTAL CURRENT ASSETS                                                   89,631              78,522

Property and equipment - net                                                         47,888              48,569
Investments in foreign joint ventures                                                 2,826               8,087
Deferred income taxes - long-term                                                       434                 863
Goodwill, patents and other intangibles - net                                         5,553               5,596
Other                                                                                 3,290               3,147
                                                                                  ---------           ---------

              TOTAL ASSETS                                                        $ 149,622           $ 144,784
                                                                                  =========           =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Notes payable to banks                                                            $   1,019           $   1,246
Trade accounts payable                                                                7,648               7,844
Accrued compensation and amounts withheld from employees                              3,749               3,269
Accrued expenses and other liabilities                                                4,356               4,251
Accrued profit-sharing and pension contributions                                      3,850               4,176
Dividends payable                                                                     1,163               1,155
Income taxes                                                                          2,302                 337
Current portion of long-term debt                                                     1,884               1,676
                                                                                  ---------           ---------
              TOTAL CURRENT LIABILITIES                                              25,971              23,954

Long-term debt, less current portion                                                  2,515               5,847
Deferred income taxes - long-term                                                        97                 161
Minimum pension liability                                                               309                 726

SHAREHOLDERS' EQUITY
Common stock - $2 par value, 15,000,000 shares authorized, 5,814,269 and
    5,772,710 issued and outstanding, net of 377,404
    and 389,188 treasury shares at par, respectively                                 11,629              11,545
Paid in capital                                                                         472                  82
Retained earnings                                                                   123,022             123,124
Other comprehensive loss                                                            (14,393)            (20,655)
                                                                                  ---------           ---------
              TOTAL SHAREHOLDERS' EQUITY                                            120,730             114,096
                                                                                  ---------           ---------

              TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                          $ 149,622           $ 144,784
                                                                                  =========           =========

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